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                                    EXHIBIT A
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                                  COPART, INC.

                             2001 STOCK OPTION PLAN

                                 EXERCISE NOTICE


COPART, INC.
5500 E. SECOND STREET
BENICIA, CALIFORNIA  94510

Attention:  Corporate Secretary

          1. EXERCISE OF OPTION. Effective as of today, ________________, _____, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Copart, Inc. (the "Company") under and pursuant to the 2001 Stock Option Plan (the "Plan") and the Stock Option Agreement dated ________________, ______ (the "Option Agreement"). Subject to adjustment in accordance with Section 13 of the Plan, the purchase price for the Shares shall be $_____, as required by the Option Agreement.

          2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares.


          3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.


          4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

          5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

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          6.    ENTIRE AGREEMENT; GOVERNING LAW. The Plan and Option Agreement
are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                               Accepted by:

PURCHASER:                                  COPART, INC.



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Signature                                   By


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Print Name                                  Print Name


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                                            Title

Address:                                    Address:
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                                            Date Received

                                      -2-
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                                  COPART, INC.

                             2001 STOCK OPTION PLAN

                     NOTICE OF GRANT OF STOCK PURCHASE RIGHT


          Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

          [GRANTEE'S NAME AND ADDRESS]

          You have been granted the right to purchase Common Stock of the Company, subject to the Company's Repurchase Option and your ongoing status as a Service Provider (as described in the Plan and the attached Restricted Stock Purchase Agreement), as follows:

         Grant Number______                          _________________________

         Date of Grant_____                          _________________________

         Price Per Share___                          $________________________

         Total Number of Shares Subject              _________________________
           to This Stock Purchase Right

         Expiration Date:__                          _________________________

          YOU MUST EXERCISE THIS STOCK PURCHASE RIGHT BEFORE THE EXPIRATION DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES. By your signature and the signature of the Company's representative below, you and the Company agree that this Stock Purchase Right is granted under and governed by the terms and conditions of the 2001 Stock Option Plan and the Restricted Stock Purchase Agreement, attached hereto as EXHIBIT A-1, both of which are made a part of this document. You further agree to execute the attached Restricted Stock Purchase Agreement as a condition to purchasing any shares under this Stock Purchase Right.


GRANTEE:                                    COPART, INC.

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Signature                                   By

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Print Name                                   Title